SCHEDULE 14A INFORMATION

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Great American Financial Resources, Inc.

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Great American Financial Resources, Inc.

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GREAT AMERICAN FINANCIAL RESOURCES, INC.

250 East Fifth Street
Cincinnati, Ohio 45202

Notice of Annual Meeting of Stockholders
and Proxy Statement

To be Held on May 22, 2003

Dear Stockholder:

We invite you to attend our Annual Meeting of Stockholders on Thursday, May 22, 2003, in Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have an opportunity to meet your company's directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how your Board of Directors operates and provides information about the director candidates.

All stockholders are important to us. We want your shares to be represented at the meeting and urge you either to use our telephone voting system or to complete, sign, date and return your proxy form.

Sincerely,

Carl H. Lindner

Chairman of the Board

Cincinnati, Ohio
April 4, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF GREAT AMERICAN FINANCIAL RESOURCES, INC.

Date:	Thursday, May 22, 2003

Time:	10:00 a.m., Eastern Daylight Savings Time

Place:	Filson Room of the Cincinnatian Hotel
Sixth and Vine Streets
Cincinnati, Ohio

Purpose:	1. Elect Directors
2. Approve the 2002 Incentive Stock Option Plan
3. Conduct other business if properly raised

Record Date:	April 4, 2003. Stockholders listed in our records on that date are entitled to receive notice of and to vote at the meeting.

Mailing Date:	The approximate mailing date of this proxy statement and accompanying proxy form is April 14, 2003.

Your vote is important. Whether or not you attend the meeting, you may vote your shares (a) using the toll-free telephone voting system described on page 1, or (b) by mailing a signed proxy form, which is the bottom portion of the enclosed perforated form. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting by written revocation, using the telephone voting system or by submitting a later-dated proxy form.

(This Page Intentionally Left Blank)

GENERAL INFORMATION

Record Date; Shares Outstanding

As of April 4, 2003, the record date for determining stockholders entitled to notice of and to vote at the meeting, we had 42,488,314 shares of common stock outstanding and eligible to vote. Each share of outstanding common stock is entitled to one vote on each matter to be presented at the meeting. Stockholders do not have cumulative voting rights in the election of directors. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes will not have any effect with respect to any item voted on at the meeting.

Proxies and Voting Procedures

Registered stockholders may vote by using a toll-free telephone number, by completing a proxy form and mailing it to the proxy tabulator, or by attending the meeting and voting in person. The telephone voting facilities will open following the mailing of materials on April 14, 2003, and close at 9:00 a.m. Eastern Daylight Savings Time on the meeting date. The telephone voting facilities are open Monday through Friday from 8:00 a.m. until 10:30 p.m. and on Saturdays from 8:00 a.m. until 4:30 p.m. Eastern Daylight Savings Time. The telephone voting procedures are designed to authenticate stockholders by use of a proxy control number and personal identification number ("PIN") to allow stockholders to confirm that their instructions have been properly recorded.

Stockholders whose shares are held in the name of a broker, bank or other nominee should refer to the proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available.

To vote by telephone, stockholders should call 1-877-298-0570, toll-free, or (513) 579-6707, using any touch-tone telephone and have their proxy form at hand. Stockholders will be asked to enter the proxy control number and PIN, then follow simple recorded instructions. To vote by mail, stockholders should complete and sign the bottom portion of the proxy form and return only that portion to the proxy tabulator.

Solicitation of proxies through the mail, in person and otherwise, is being made by management at the direction of the Board of Directors, without additional compensation. We will pay all costs of soliciting proxies. In addition, we will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and we will reimburse them for their expenses.

The execution of a proxy or vote by phone does not affect the right to vote in person at the meeting, and a proxy or vote by phone may be revoked by the person giving it prior to the exercise of the powers conferred by it. A stockholder may revoke a prior vote by writing to our Secretary at our principal offices or by properly executing and delivering a proxy bearing a later date (or recording a later telephone vote). In addition, persons attending the meeting in person may withdraw their proxies.

If a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted "FOR" the election of the eight nominees proposed by the Board of Directors and "FOR" the approval of the 2002 Incentive Stock Option Plan. If any other matters properly come before the meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.

Adjournment and Other Matters

Approval of a motion for adjournment or other matters brought before the meeting requires the affirmative vote of a majority of the shares voting at the meeting. We know of no other matters to be presented at the meeting other than those stated in this document.

PRINCIPAL STOCKHOLDERS

As of the record date, the only person known to us to own beneficially more than 5% of our common stock was American Financial Group, Inc. ("AFG"), One East Fourth Street, Cincinnati, Ohio 45202. AFG owns shares directly and indirectly through its subsidiaries. AFG beneficially owned 35,059,995 shares, or approximately 82.5% of the shares outstanding as of the record date.

Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for the benefit of them and their families (collectively, the "Lindner Family"), the beneficial owners of approximately 44% of AFG's voting stock, share voting and dispositive power with AFG with respect to the shares of our common stock beneficially owned by AFG. AFG and the Lindner Family may be deemed to be controlling persons of Great American Financial Resources.

ELECTION OF DIRECTORS

The Board of Directors oversees the management of the company on your behalf. The Board reviews our long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage our day-to-day business, and evaluating management's performance.

The Board of Directors has nominated eight individuals to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than eight nominees. The eight nominees who receive the greatest number of votes will be elected.

In accordance with our Certificate of Incorporation, the only candidates eligible for election at the annual meeting are candidates nominated by the Board of Directors and candidates nominated at the meeting by a stockholder who has complied with the procedures set forth in the Certificate of Incorporation.

The persons nominated by the Board of Directors to serve as directors for the ensuing year are CARL H. LINDNER, S. CRAIG LINDNER, ROBERT A. ADAMS, RONALD G. JOSEPH, JOHN T. LAWRENCE III, WILLIAM R. MARTIN, CHARLES R. SCHEPER and RONALD W. TYSOE. The eight nominees receiving the highest numbers of votes will be elected as directors.

The nominees for election to the Board of Directors are:

Carl H. Lindner Age 83 Director since 1987

Mr. Lindner has been Chairman of the Board since 1987. Until November 1999, Mr. Lindner also served as Chief Executive Officer. Mr. Lindner also serves as Chairman of the Board and Chief Executive Officer of AFG, a diversified financial services company. He also serves as a director of American Financial Corporation ("AFC"), all of the common stock of which is owned by AFG. Carl H. Lindner is the father of S. Craig Lindner.

S. Craig Lindner Age 47 Director since 1993

S. Craig Lindner was elected Chief Executive Officer in November 1999. Prior to that time, he served as our President and a director since March 1993. Mr. Lindner is President and has during the past five years been Senior Executive Vice President of American Money Management Corporation ("AMM"), a subsidiary of AFG which provides investment services for AFG and its affiliated companies, including us. He is also Co-President and a director of AFG and AFC.

Robert A. Adams Age 57 Director since 1992

Robert A. Adams was elected Vice Chairman in November 1999. Prior to that time, he served as Executive Vice President and Chief Operating Officer since December 1992 and a director since 1993. Mr. Adams retired as an employee of Great American Financial Resources in December 2001.

Ronald G. Joseph Age 66 Director since 1994

Ronald G. Joseph has been a director since March 1994. For more than five years, Mr. Joseph has been Chief Executive Officer and attorney of various Cincinnati-based automobile dealerships and real estate holdings.

John T. Lawrence III Age 51 Director since 1994

John T. Lawrence III has been a director since March 1994. For more than five years, Mr. Lawrence has been a Senior Vice President with UBS PaineWebber Incorporated, a national investment banking firm.

William R. Martin Age 74 Director since 1994

William R. Martin has been a director since March 1994. Although currently retired, Mr. Martin was previously President of both Tominy, Inc. and M.B. Computing, Inc., which are privately held software development companies. Mr. Martin is also a director of AFG and AFC.

Charles R. Scheper Age 50 Director since 1999

Charles R. Scheper was elected Chief Operating Officer in November 1999 and has been a director since May 2002. In May 1999, Mr. Scheper was elected Group President. Beginning in January 1998, Mr. Scheper was employed by Great American Financial Resources serving in various capacities. For more than five years prior to that time, Mr. Scheper served as the President of Pioneer Financial Services, Inc.

Ronald W. Tysoe Age 49 Director since 1999

Ronald W. Tysoe has been a director since February 1999. For more than five years prior to that time, Mr. Tysoe has been Vice Chairman of Federated Department Stores, Inc. Mr. Tysoe also serves as a director of E. W. Scripps Company.

In March 2002, Chiquita Brands International, Inc., a leading international marketer, producer and distributor of bananas and other quality fresh and processed food products, completed a comprehensive financial restructuring that included a prepackaged plan of reorganization filed in November of the prior year under Chapter 11 of the Bankruptcy Code. Carl H. Lindner was an executive officer and director of Chiquita at the time of the bankruptcy filing.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE EIGHT NOMINEES LISTED ABOVE. WE HAVE BEEN INFORMED THAT AFG INTENDS TO VOTE ITS SHARES FOR THE ABOVE NOMINEES.

APPROVAL OF 2002 INCENTIVE STOCK OPTION PLAN

On May 21, 2002, the Board of Directors adopted the 2002 Incentive Stock Option Plan. The plan provides for the issuance of incentive stock options to our employees and employees of our subsidiaries who have not been granted options under any other plan of ours.

Purpose of the Plan

The purpose of the plan objective is to enable us to encourage the alignment of the interests of our employees with those of our shareholders.

Eligibility

Any employee of ours or our subsidiaries who has not been granted options to purchase our shares under any other plan is eligible to participate.

Securities to be Utilized

The maximum number of shares of our common stock for which options may be granted under the plan is 750,000, subject to any adjustments in the event of stock dividends, stock splits or similar events affecting our common stock. Shares delivered upon the exercise of options may be authorized but unissued shares of common stock, previously acquired treasury shares or a combination of the two. Shares subject to options which expire or are terminated will again be available for the granting of other options under the plan.

Plan Administration and Termination

The plan is administered by our Organization and Policy Committee. Each member of the committee is an "outside director," as defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and a "Non-Employee Director" as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934.

The Board of Directors has the ability to amend the plan at any time without further stockholder approval unless the amendment would increase the number of shares eligible under the plan. Unless earlier terminated, the plan will continue in effect until December 31, 2012.

Price, Exercise Period and Vesting of Options

The Committee determines the exercise price for options granted under the plan, but the exercise price may not be less than the fair market value of the shares on the date of grant. For purposes of the plan, the fair market value is the closing price per share on the New York Stock Exchange. On April 4, 2003, the closing price for the common stock was $15.40.

Generally, options may be exercised for all of the underlying shares as of the third anniversary of the date of grant. The Committee may, however, determine a different exercise schedule at the time of grant.

Payment for shares purchased upon exercise of an option may be made in cash or in such other manner, including in other shares of our common stock or by reduction in the number of shares to be acquired upon exercise, as determined by the Committee at the time of exercise.

Federal Income Tax Consequences

We intend that options granted under the plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. Assuming that the options are so qualified, the tax consequences of the plan will vary depending on whether certain holding period requirements are met.

Neither the grant nor exercise of an incentive stock option will be subject to regular federal income taxes. However, at the time of exercise, the excess of the fair market value over the exercise price would be a "tax preference item," subject to the federal alternative minimum income tax, unless the shares are later disposed of in a "disqualifying disposition."

A disqualifying disposition occurs when an optionee sells or otherwise disposes of stock acquired through the exercise of an incentive stock option within two years from the date of grant and one year from the date of exercise. If the stock acquired were to be disposed of within that period, then any of the gain attributable to the spread on the date of exercise (i.e. excess of fair market value per share over the exercise price per share) would be treated as ordinary income. If there is gain in excess of this amount, the remainder would be treated as capital gain which would be either short term or long term depending on how long the stock was held. Depending on whether the disqualifying disposition occurs in the year that the option was exercised, only gain on the disposition of the stock will be treated as income for alternative minimum tax purposes.

If the stock is sold or disposed of after the special holding period has elapsed, all gain is treated as long term capital gain. We do not receive a deduction for income recognized by an optionee, except to the extent that an optionee recognizes ordinary income because of a disqualifying disposition.

If an optionee tenders shares that he or she already owns, including stock acquired pursuant to an incentive stock option for which the special holding period has elapsed, in exercise of an incentive stock option, the exchange will not result in the recognition of gain or loss on the previously owned stock. The number of option shares received in excess of the old shares given up, in effect, are "purchased" with the untaxed appreciation on the old stock.

The tax basis for the equivalent number of new shares will be the same as the basis of the stock used to acquire the shares and any remaining shares acquired by the employee will have a basis equal to the sum of any cash paid by the employee on exercise and the gain recognized by the employee, if any, on the exercise of the incentive stock option.

However, if the shares tendered were acquired in the earlier exercise of an incentive stock option for which the special holding period has not yet elapsed, the optionee will recognize both ordinary compensation income just as if the stock tendered had been sold for cash in a disqualifying disposition. The basis rules are the same as those discussed above.

The foregoing is only a summary of the federal income tax rules applicable to options granted under the plan and is not intended to be complete. In addition, this summary does not discuss the effect of the income or other tax laws of any state or foreign country in which a participant may reside.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE 2002 INCENTIVE STOCK OPTION PLAN. WE HAVE BEEN INFORMED THAT AFG INTENDS TO VOTE ITS SHARES FOR APPROVAL OF THE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following reflects certain information about shares of GAFRI Common Stock authorized for issuance (at December 31, 2002) under equity compensation plans.
Equity Compensation Plans	Number of securities to be issued upon exercise of outstanding options(a)	Weighted-average exercise price of outstanding options(b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)

Approved by shareholders	3,265,185	$17.06	1,715,777 (1)

Not approved by shareholders	613,118	$18.49	1,997,583 (2)

(1) Includes options exercisable into 0.8 million shares available for issuance under Stock Option Plans for employees and directors, 0.8 million shares issuable under our Employee Stock Purchase Plan and 68,400 shares issuable under our Non-employee Directors' Compensation Plan.

(2) Represents shares issuable under our GAFRI Deferred Compensation Plan (0.2 million shares), our Agent Stock Purchase Plan (0.9 million shares), our Agent Stock Option Plan (0.4 million shares) and our Bonus Plan (0.5 million shares).

Under the Deferred Compensation Plan, certain highly compensated employees may defer a portion of their annual salary and/or bonus under the Deferred Compensation Plan. Participants may elect to have the value of deferrals (i) earn a fixed rate of interest set annually, or (ii) fluctuate based on the market value of our stock, as adjusted to reflect stock splits, distributions, dividends, and a 7-1/2% match to participant deferrals.

Under the Agent Stock Purchase Plan, selected agents are able to utilize commissions earned from the sale of insurance products issued by our subsidiaries to purchase our shares at 92.5% of the fair market value. The Plan provides that up to 1,000,000 of our shares may be issued.

Under the Agent Stock Option Plan, selected agents are able to earn options to purchase our stock based on the amount of premium the agents produce from the sale of insurance products issued by our subsidiaries. The options have an exercise price equal to the fair market value of our shares at the time of grant. The options include vesting provisions based on future premium production. The Plan provides that up to 1,000,000 of our shares may be issued upon the exercise of options.

Under the Bonus Plan covering the majority of the officers, participants are required to receive 25% of their annual bonus in the form of our stock. The Bonus Plan provides for the issuance of up to 500,000 shares of our stock as partial payment of annual bonuses.

MANAGEMENT

Our directors, nominees and executive officers are:

Name	Age(1)	Position	Director or Executive Since
Carl H. Lindner	83	Chairman of the Board	1987
S. Craig Lindner	47	Chief Executive Officer and President, Director	1993
Robert A. Adams	57	Director	1992
Ronald G. Joseph	66	Director	1994
John T. Lawrence III	51	Director	1994
William R. Martin	74	Director	1994
Ronald W. Tysoe	49	Director	1999
Charles R. Scheper	50	Director and Chief Operating Officer	1999
John B. Berding	40	Executive Vice President, Investments	1993
Keith A. Jensen	51	Executive Vice President	1997
Richard L. Magoteaux	43	Senior Vice President	1996
Christopher P. Miliano	44	Chief Financial Officer	1993
James E. Moffett	43	Senior Vice President	2001
Mark F. Muething	43	Executive Vice President, General Counsel and Secretary	1993
Michael J. Prager	43	Senior Vice President and Chief Actuary	2002
David B. Rich	47	Executive Vice President	1999

(1) As of March 31, 2003.

John B. Berding was elected Executive Vice President in May 1999. Prior to that time, he served as Senior Vice President - Investments since March 1993. During the past five years, he has also been a Senior Vice President, and effective March 2002, an Executive Vice President of AMM.

Keith A. Jensen was elected Executive Vice President in May 1999. Prior to that time, he served as Senior Vice President since February 1997. Mr. Jensen also serves as a Senior Vice President of AFG.

Richard L. Magoteaux was elected Senior Vice President in May 2001. Prior to that time, he served as Vice President since May 1996.

Christopher P. Miliano was elected Chief Financial Officer in May 2001. Prior to that time, he served as Vice President and Controller and as an Assistant Vice President since June 1993.

James E. Moffett was elected Senior Vice President in May 2001. In June 2000, Mr. Moffett was employed by the company as a Vice President and Chief Operating Officer of Loyal American Life Insurance Company. For more than five years prior to that time, he was employed by Thomas Group, Inc., a Dallas based strategy and operations consulting firm.

Mark F. Muething was elected Executive Vice President, General Counsel and Secretary in May 1999. Prior to that time, he served as Senior Vice President, General Counsel and Secretary for over five years.

Michael J. Prager was elected Senior Vice President and Chief Actuary in May 2002. Prior to that time he served in various capacities since joining the company in June 2000. Prior to that time Mr. Prager was an independent consultant with respect to actuarial and general insurance matters.

David B. Rich was elected Executive Vice President in May 2002. Prior to that time he served in various capacities since joining the Company in June 1997. Beginning in November 1995, he served as the Executive Vice President and Chief Marketing Officer at Manhattan National Life Insurance Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of our common stock to file reports of ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based solely on a review of the reports of ownership furnished to us, we believe that all filing requirements were met during 2002.

Securities Ownership

The following table sets forth information, as of March 31, 2003, concerning the beneficial ownership of equity securities of the company and its subsidiaries by each director, nominee for director, the executive officers named in the Summary Compensation Table (see "Compensation" below) and by all of these individuals as a group. Such information is based on data furnished by the persons named. Except as set forth in the following table, no director or executive officer beneficially owned 1% or more of any class of equity security of the company or any of its subsidiaries outstanding at March 31, 2003. Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares reported.
	Amount and Nature of Beneficial Ownership (a)
Name of Beneficial Owner	Shares of Common Stock Held(a)(l)		Percent of Class
Robert A. Adams	571,654	(b)	1.3
Ronald G. Joseph	55,865		*
John T. Lawrence III	33,854		*
Carl H. Lindner	35,066,095	(c)	82.5
S. Craig Lindner	35,179,568	(c)(d)	82.8
William R. Martin	29,275		*
Ronald W. Tysoe	15,345		*
Charles R. Scheper	218,260	(e)	*
John B. Berding	198,658	(f)	*
Keith A. Jensen	119,273	(g)	*
Richard L. Magoteaux	42,099	(h)	*
Christopher P. Miliano	84,295	(i)	*
James E. Moffett	17,657	(j)	*
Mark F. Muething	206,060	(k)	*
Michael J. Prager	26,444	(l)	*
David B. Rich	148,427	(m)	*
All Directors and Executive Officers as a Group (16 persons)	36,952,834		84.3

*Less than 1%

(a) Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares listed opposite their names. The amounts listed include the following number of shares which may be acquired pursuant to options which are exercisable within 60 days: Mr. Adams - 437,588, Mr. Joseph - 16,514, Mr. Lawrence - 16,514, Mr. Martin - 16,514, Mr. Tysoe - 12,400, Mr. Scheper - 169,000, Mr. Berding - 174,300, Mr. Jensen - 115,000, Mr. Magoteaux - 34,960, Mr. Miliano - 63,730, Mr. Moffett - 16,000, Mr. Muething - 150,795, Mr. Prager - 22,000 and Mr. Rich - 101,000.

(b) Includes 4,910 shares allocated to Mr. Adams's account in the Great American Financial Resources, Inc. Employee Stock Ownership Retirement Plan ("ESORP"), 13,843 share equivalents allocated to Mr. Adams's account in the Great American Financial Resources, Inc. Deferred Compensation Plan ("Deferred Compensation Plan") and 254 shares held by Mr. Adams's minor children.

(c) Messrs. Carl H. Lindner and S. Craig Lindner may be deemed to own beneficially the shares set forth under "Principal Stockholders" for AFG, of which Mr. Carl Lindner is Chairman of the Board and a principal stockholder and Mr. S. Craig Lindner is a director, officer and principal stockholder.

(d) Includes 52,092 shares held by his spouse as custodian or as trustee for their minor children and 53,530 shares which are held in a trust for the benefit of their minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(e) Includes 1,344 shares allocated to Mr. Scheper's account in the ESORP and 41,866 share equivalents allocated to Mr. Scheper's account in the Deferred Compensation Plan.

(f) Includes 468 share equivalents allocated to Mr. Berding's account in the Deferred Compensation Plan.

(g) Includes 901 share equivalents allocated to Mr. Jensen's account in the Deferred Compensation Plan.

(h) Includes 2,227 shares allocated to Mr. Magoteaux's account in the ESORP and 3,319 share equivalents allocated to Mr. Magoteaux's account in the Deferred Compensation Plan.

(i) Includes 4,795 shares allocated to Mr. Miliano's account in the ESORP.

(j) Includes 3,848 shares allocated to Mr. Moffett's account in the Deferred Compensation Plan.

(k) Includes 4,365 shares allocated to Mr. Muething's account in the ESORP and 26,284 share equivalents allocated to Mr. Muething's account in the Deferred Compensation Plan.

(l) Includes 3,848 shares allocated to Mr. Prager's account in the Deferred Compensation Plan.

(m) Includes 1,925 shares allocated to Mr. Rich's account in the ESORP.

(n) Messrs. Joseph, Lawrence, Carl H. Lindner, S. Craig Lindner, Martin, Berding and Miliano also beneficially own; 51,000; 4,000; 11,328,565; 6,483,209; 56,688; 122,277 and 10 shares, respectively, of common stock of AFG, in each case representing less than 1% of AFG's common stock. Mr. Martin also beneficially owns 40,126 shares of AFC preferred stock.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the aggregate cash compensation for 2002, 2001 and 2000 of our Chairman of the Board and sets forth information concerning the annual and long-term compensation for services in all capacities to GAFRI and its subsidiaries for the three years ended December 31, 2002 paid to the Chief Executive Officer and our four other most highly compensated executive officers during 2002 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year				Long-Term Compensation
Annual Compensation
		Salary	Bonus	Other Annual Compensation (b)	Securities Underlying Options Granted (# of Shares)	All Other Compensation (c)

S. Craig Lindner Chief Executive Officer and President	2002 2001 2000	$468,000 $450,000 $447,693	$171,550 $225,085 - -	$810 $810 $763	- - - - - -	- - - - - -
Charles R. Scheper Chief Operating Officer	2002 2001 2000	$468,000 $450,000 $446,366	$171,550 $225,085 $225,000	$6,107 $11,195 $2,314	50,000 80,000 100,000	$25,000 $25,000 $25,000

Mark F. Muething Executive Vice President, General Counsel and Secretary	2002 2001 2000	$252,308 $242,356 $235,404	$93,425 $81,997 $114,750	$1,083 $941 $2,303	20,000 17,500 15,000	$16,715 $17,855 $16,280
Michael J. Prager Senior Vice President (a)	2002 2001 2000	$217,356 $209,808 $113,077	$87,000 $81,879 $56,775	$457 $438 $474	35,000 15,000 20,000	$14,962 $13,329 - -
David B. Rich Group President	2002 2001 2000	$299,712 $284,712 $269,346	$90,000 $144,281 $200,000	$3,709 $10,782 $18,457	30,000 50,000 55,000	$22,200 $24,236 $21,882

________________

(a) Mr. Prager became an employee of the Company in June 2000.

(b) The amounts listed under "Other Annual Compensation" for 2002 include the premiums paid for group life coverage in excess of $50,000 per individual, for each person as follows: Mr. Scheper - $2,419, Mr. Muething - $540, Mr. Prager - $457, and Mr. Rich - $976. The amounts for 2002 also include spousal travel reimbursement of $1,057 for Mr. Scheper and $1,057 for Mr. Rich. The amounts for Mr. Lindner reflect premiums paid for group life coverage in excess of $50,000.

(c) Amounts listed under "All Other Compensation" for each of the named persons reflect amounts contributed to the GAFRI ESORP and GAFRI Auxiliary ESORP.

Stock Options

The table below shows stock options exercised by the Named Executive Officers during 2002, and the number and value of unexercised options held by them at December 31, 2002.

STOCK OPTION GRANTS IN 2002

	Individual Grants			Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For Stock Option Term (a)
Name	Stock Options Granted	% of Total Stock Options Granted to Employees in Fiscal Year	Exercise Price(b)
				Expiration Date(c)	0%	5%	10%

S. Craig Lindner	- -	- -	- -	- -	- -	- -	- -

Charles R. Scheper	50,000	10.7%	$17.50	3/14/2012	- -	$550,283	$1$1,394,525

Mark F. Muething	20,000	4.3%	$17.50	3/14/2012	- -	$220,113	$ 557,810

Michael J. Prager	20,000	4.3%	$17.50	3/14/2012	- -	$220,113	$ 557,810
	15,000	3.2%	$17.02	6/21/2012	- -	$160,557	$ 406,882

David B. Rich	30,000	6.4%	$17.50	3/14/2012	- -	$330,170	$ 836,715

________________

(a) The Potential Realizable Value is calculated cased on a market price for GAFRI Common Stock of $17.50 for the stock options granted on March 14, 2002 and $17.02 for the stock options granted to Mr. Prager on June 21, 2002.

(b) The closing price for GAFRI Common Stock on March 14, 2002 and June 21, 2002 was $17.50 and $17.02, respectively.

(c) The stock options become exercisable to the extent of 20% on each of the first five anniversaries of the date of grant.

AGGREGATED OPTION EXERCISES IN 2002
AND 2002 YEAR-END OPTION VALUES

	Shares Acquired on Exercise (# of Shares)	Value Realized (b)	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End (a)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

S. Craig Lindner	- -	- -	- -	- -	- -	- -
Charles R. Scheper	- -	- -	110,000	200,000	$88,000	$132,000
Mark F. Muething	- -	- -	140,295	48,000	$339,590	$19,800
Michael J. Prager	- -	- -	11,000	59,000	$1,600	$5,100
David B. Rich	- -	- -	74,000	106,000	$48,400	$72,600

(a) The Value of Unexercised In-the-Money Options at Fiscal Year End is calculated based on a market price for GAFRI Common Stock on December 31, 2002 of $17.20 per share. For options on which the exercise price is greater than $17.20 per share, the value is assumed to be $0.

(b) The value realized on the exercise of stock options is calculated by subtracting the exercise price from the market value of GAFRI Common Stock on the date of exercise.

Organization and Policy Committee Report

The Organization and Policy Committee of the Board of Directors consists of two directors, neither of whom is an employee of Great American Financial Resources or any of its subsidiaries. The Committee's functions include approving recommendations with respect to the compensation of each officer of the company and providing a report to the Board of Directors on those matters. The cash compensation paid to the executive officers for 2002 was comprised principally of annual base salaries and payments under the Corporate Bonus Plan. Stock options are granted to executive officers to provide long-term incentive based compensation. In determining compensation for executive officers, the Committee gives some consideration to the compensation paid to executive officers of companies engaged in similar lines of business.

Annual Base Salaries. The Committee approves annual base salaries and salary increases for executive officers that are appropriate for their positions and levels of responsibilities. The Committee takes into consideration the Company's long-term performance in establishing annual base salaries for executive officers.

Corporate Bonus Plan. Each of the named executive officers was eligible to participate in the Corporate Bonus Plan. The Bonus Plan compensates participants based on the Company's financial and operational performance. Under the Bonus Plan, the Organization and Policy Committee approved a target bonus for each participant based on such person's duties and responsibilities and expected contributions during the year. The Committee also approved premium, financial and operational goals for the company as well as individual goals for each participant. Based on the specific responsibilities of the participant, the Committee allocated a total of 100% among the premium, financial, operational, and individual goals. Based on the attainment of these goals, participants in the Bonus Plan could earn up to 125% of the target bonus amounts. The bonuses reported in the Summary Compensation Table for 2002 are amounts paid to participating executive officers in the first quarter of 2003.

Compensation of the Chief Executive Officer. In evaluating the base salary and bonus for the Chief Executive Officer, the Committee evaluates the duties and responsibilities while giving some consideration to the compensation paid to persons holding similar positions with other companies. Some consideration is also given to the compensation paid to the Company's Chief Operating Officer.

Stock Options. Stock options represent a performance-based portion of our compensation system. The Committee believes that stockholders' interests are well served by aligning the interests of our executive officers with those of stockholders by the grant of stock options. Incentive stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and become exercisable at the rate of 20% per year. The Committee believes that these features provide executive officers with substantial incentives to maximize our long-term success.

Internal Revenue Code Section 162. Provisions of the Internal Revenue Code provide that compensation in excess of $1 million per year paid to the Chief Executive Officer as well as other executive officers listed in the compensation table will not be deductible unless the compensation is "performance based" and the related compensation is approved by stockholders. Because no officer received more than $1 million in compensation, Section 162 was not considered by the Committee in determining 2002 compensation.

The Organization and Policy Committee:

Ronald G. Joseph (Chairman)
John T. Lawrence III

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return of the Standard & Poor's ("S&P") 500 Stock Index and the S&P Insurance (Life/Health) Index (S&P Life"). (Assumes $100 invested on December 31, 1997 in our common stock and the two indexes, including reinvestment of dividends.)

Great American Financial Resources, Inc.

Cumulative Total Stockholder Return for
Five-Year Period Ending December 31, 2002

200
150
100
50
0
1997
1998
1999
2000
2001
2002
Great American Financial Resources, Inc.
S&P 500
S&P Life

PERFORMANCE GRAPH INDEX

December 31,	1997	1998	1999	2000	2001	2002
Great American Financial Resources, Inc.	$100	$105.00	$82.68	$88.34	$87.08	$80.38
S&P500	$100	$128.58	$155.63	$141.46	$124.65	$97.10
S&P Life	$100	$105.31	$90.54	$103.04	$95.07	$79.64

CERTAIN TRANSACTIONS

Great American Financial Resources and AMM, a wholly-owned subsidiary of AFG, are parties to an Investment Services Agreement under which AMM provides investment services to our insurance subsidiaries in accordance with guidelines. We and our subsidiaries pay AMM an annual fee of .10% of total invested assets (as defined), provided that such fee does not exceed the actual cost to AMM of providing such services, and AMM is reimbursed for certain expenses. Investment charges paid by us to AMM were $2.1 million in 2002.

In connection with the 1992 transaction in which we purchased GALIC, Great American Insurance Company ("GAI"), the former parent of GALIC and a wholly-owned subsidiary of AFG, agreed to neutralize the financial impact on GALIC of the adoption of an actuarial guideline that was under consideration at the time of the transaction. This actuarial guideline was subsequently adopted with an effective date of December 31, 1995. We and GAI have agreed that the financial impact of the actuarial guideline would be offset by reduction of investment management fees. The amount paid in 2002 reflects this adjustment.

We, GALIC and certain of their subsidiaries are members of AFC's consolidated tax group. We and GALIC have separate tax allocation agreements with AFC which designate how tax payments are shared by members of the tax group. In general, these companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFC based on taxable income without regard to temporary differences. If GALIC's taxable income (computed on a statutory accounting basis) exceeds a current period net operating loss of ours, the taxes payable by GALIC associated with the excess are payable to AFC. If the AFC tax group utilizes any of our net operating losses or deductions that originated prior to 1993, AFC will pay us an amount equal to the benefit received. During 2002, we and our subsidiaries which are included in the AFC consolidated tax group received an income tax benefit of $1.5 million.

In 2002, we made payments of approximately $80,000 to Chiquita for the use of cafeteria facilities in Cincinnati, Ohio.

In 1997, we invested $4.9 million in 49% of the outstanding common stock of a newly incorporated entity formed to acquire the assets of a company engaged in the production of ethanol. Carl H. Lindner purchased the remaining 51% for $5.1 million. In September 1998, we made a loan in the amount of $4 million to this company. This loan bears interest at the rate of 14% and matures in September 2008. The proceeds were used to pay a portion of a $6.3 million capital distribution, including $3.1 million to us and $3.2 million to Mr. Lindner. In September 2000, this entity repurchased our 49% interest for $7.5 million cash plus $21.9 million (219,000 shares) of newly issued preferred stock. As a result of this transaction, we recognized a $17.7 million after-tax gain. In December 2000, this entity retired the 219,000 shares of preferred stock in exchange for $3 million cash plus an $18.9 million subordinated debenture bearing interest at 12 1/4% with scheduled repayments through 2005. During 2002, the balance owed on this debenture was reduced by a cash payment of $1.0 million to $11.9 million.

We extended a line of credit to American Heritage Holding Corporation, a Florida-based home builder which had been 49% owned by AFG and 51% owned by brothers of Carl H. Lindner. Under the agreement, American Heritage could borrow up to $8 million at 13% per annum, with interest deferred and added to principal. In January 2001, the maturity date of this loan was extended from March 31, 2001 to March 31, 2003. The highest outstanding balance on this line of credit during 2001 was $8.0 million and the balance at year-end 2001 was $6.4 million. In September 2002, the company was sold to a third party and our line of credit was repaid and terminated.

We purchased various property and casualty insurance from GAI and paid approximately $25,000 in premiums in 2002. We provided various information technology services to AFG and billed approximately $570,000 in 2002. We paid $2.9 million to AFG for various information technology services (primarily outsourcing) in 2002. We paid $200,000 to AFG for services related to purchases from third party vendors. We paid $81,000 to AFG for aircraft rental and other travel related services. All of these transactions were based on fair market value.

Michael Ryan, a brother-in-law of S. Craig Lindner, is employed by us in a sales and marketing position. In 2002, we paid Mr. Ryan a total of $95,000.

Directors' Compensation

Our employees do not receive any additional compensation for serving as members of the Board of Directors or any of its committees. Directors who are not employees receive an annual retainer of $30,000 for Board membership and an additional annual retainer of $5,000 for serving as Chairman of a Board Committee. Under our Directors' Compensation Plan, non-employee directors will receive at least 50% of their retainers in common stock. In addition, directors who are not employees are paid a fee of $2,000 for attendance at each Board meeting, and $1,500 for attendance at each committee meeting. All directors are reimbursed for expenses incurred in attending board and committee meetings.

Under the Directors' Stock Option Plan, each March 1, each non-employee director receives a stock option to purchase 3,000 shares of our common stock, with an exercise price based on the average market price of our common stock for the ten trading days preceding the grant date. Each new non-employee director will receive an option to purchase 10,000 shares of our common stock, with an exercise price based on the average market price of our common stock for the ten trading days preceding the date of election as a director.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

There are three Committees of the Board of Directors - the Audit Committee, the Executive Committee and the Organization and Policy Committee. As detailed below, the Organization and Policy Committee performs the functions generally delegated to Compensation and Nominating Committees of other Boards of Directors.

The Board of Directors held five meetings and took action in writing on three occasions in 2002.

Audit Committee. The Audit Committee consists of three members: William R. Martin (Chairman), John T. Lawrence III and Ronald W. Tysoe, none of whom is an officer or employee of ours or any of our subsidiaries. The Committee's functions include: recommending to the Board of Directors the firm to be appointed as independent accountants to audit our consolidated financial statements and to provide other audit-related services and recommending the terms of such firm's engagement; reviewing the scope and results of the audit with the independent accountants; reviewing with management and the independent accountants our interim and year-end operating results; reviewing the adequacy and implementation of our internal accounting and auditing procedures; and reviewing the non-audit services to be performed by the independent accountants and considering the effect of such performance on the accountants' independence. The Audit Committee held five meetings in 2002.

Executive Committee. The Executive Committee consists of three members: S. Craig Lindner (Chairman), Carl H. Lindner and Charles R. Scheper. The Committee is generally authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors, except that the Committee's authority does not extend to certain fundamental matters, such as: amending our By-laws; filling vacancies on the Board of Directors; declaring a dividend; electing or removing the Company's principal officers; adopting or approving a plan of merger, consolidation or sale of a substantial portion of our assets; our dissolution or reorganization or establishing or designating any class or series of our stock (or fixing or determining the relative rights and preferences thereof). The Executive Committee took action in writing on one occasion in 2002.

Organization and Policy Committee. The Organization and Policy Committee consists of two members: Ronald G. Joseph and John T. Lawrence III, neither of whom is an officer or employee of ours or any of our subsidiaries. The Committee's functions include: reviewing the duties and responsibilities of our principal officers; approving the compensation of our principal officers and providing a report to the Board of Directors on those matters; reviewing our compensation and personnel policies; administering bonus and stock option plans; reviewing and making recommendations to the Board of Directors with respect to employee retirement policies; and supervising, reviewing and reporting to the Board of Directors on the performance of the management committee responsible for the administration and investment management of the Company's pension and savings plans. The Committee also reviews and advises the Board of Directors with respect to the nomination of candidates for election to the Board of Directors. The Organization and Policy Committee held two meetings and took action in writing on one occasion in 2002.

Audit Committee Report

The Audit Committee is responsible for providing independent oversight of the Company's accounting functions and internal controls. The Audit Committee is comprised of independent directors and acts under a written charter first adopted and approved by the full Board of Directors in 2000. The Board of Directors adopted an amended and restated charter for the Audit Committee which is attached to this proxy statement as Annex A. Each of the members of the Audit Committee is independent as defined by the New York Stock Exchange listing standards.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes. Additionally, the Audit Committee engages an accounting firm to be engaged as the Company's independent accountants.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended the Board of Directors include the audited consolidated financial statements in the company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

The Audit Committee

William R. Martin (Chairman)
John T. Lawrence III
Ronald W. Tysoe

INDEPENDENT AUDITORS

The accounting firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2002. Representatives of that firm will attend the meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by stockholders. No auditor has yet been selected for the current year because it is generally the practice of the Company not to select independent auditors prior to the annual stockholders meeting.

Fees Paid to the Independent Auditors

The following table set forth the fees we have paid to Ernst & Young for Audit and other services. The Audit Committee considers the non-audit services provided in satisfying itself as to Ernst & Young's independence.

	2002	2001
Audit Fees	$768,900	$615,000
Audit-Related Fees	$129,480	$146,000
Tax Fees	$ 13,300	$ 28,000
All Other Fees	$232,869	$ 61,000

NOMINATIONS AND STOCKHOLDER PROPOSALS

The Organization and Policy Committee will consider stockholder suggestions for nominees for director. Suggestions for director consideration may be submitted to our Secretary at our principal executive offices. Suggestions received by the Secretary's office by December 31 will be considered by the Committee for nomination at the next Annual Meeting of Stockholders. Stockholders may also make nominations for director by complying with the procedures described above under the caption "Nominees for Director."

Other than the election of Directors and the approval of the 2002 Incentive Stock Option Plan, management knows of no other matters to be presented at the Annual Meeting upon which a vote may be taken. The Proxy Form used by the Company for the Annual Meeting typically grants authority to management's proxies to vote in their discretion on any matters that come before the Meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for this year's Annual Meeting, it must have been received by March 4, 2004. In order for a proposal to be considered for inclusion in the Company's proxy statement for the next Annual Meeting, it must be received by December 5, 2003.

REQUESTS FOR FORM 10-K

We will send, upon written request, without charge, a copy of the Company's current Annual Report on Form 10-K to any stockholder who writes to Mark F. Muething, Executive Vice President, General Counsel and Secretary, Great American Financial Resources, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202.

ANNEX

A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF GREAT AMERICAN FINANCIAL RESOURCES, INC.

Function

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, subject to the limitations set forth in Section 11 hereof, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

Composition

The Board of Directors shall designate annually three or more directors to serve as the Audit Committee, with one member appointed as Chair of the Committee. Members of the Committee shall meet the independence requirements and other qualifications prescribed by the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly, either in person or by telephonic conference call. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Authority

In carrying out its responsibilities, the Audit Committee may conduct whatever inquiries relating to the Company's financial affairs, records, accounts, reports or activities as the Committee, in its discretion, deems desirable or as the Board of Directors may, from time to time, request.

The Committee will be provided free and open access to the Company's independent auditors and the Company's internal auditing, financial management and legal counsel staffs and any other personnel required by the Committee in order for the Committee to review or investigate any matters which the Committee, in its discretion, considers appropriate for inquiry. The Committee may also employ, at the Company's expense, any outside experts, legal counsel or other personnel deemed by the Committee, in its collective judgment, to be reasonably necessary, and in the best interest of the Company and its shareholders, to enable the Committee to ably perform its duties and satisfy its responsibilities.

Responsibilities

The Audit Committee has the following responsibilities:

1. Select Independent Auditors and Review Scope of Audit

(A) The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report on related work. The independent auditor shall report directly to the Audit Committee.

(B) The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

(C) The Audit Committee may form and delegate authority to a subcommittee consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

(D) The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

(E) Review and discuss with the independent auditors the scope and timing of their audit, including the locations to be visited.

(F) Receive from the independent auditors on an annual basis a formal written statement to the Audit Committee and the Board of Directors delineating all relationships between the independent auditors and the Company and its affiliates; actively engage in a dialogue with the independent auditors concerning any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and recommend that the Board of Directors take action, if appropriate, in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

2. Review Financial Statements and Audit Results

(A) As soon as practicable after completion of each annual audit, review the Company's annual financial statements and accounting policies with the Company's financial management and independent auditors.

(B) As soon as practicable after completion of each annual audit, recommend whether the audited financial statements should be included in the annual Form 10-K.

(C) As soon as practicable after completion of each annual audit, meet with the independent auditors to review the results of their examination, including their opinion and any related comments.

(D) As soon as practicable after completion of each annual audit, determine, through discussion with the independent auditors, that no restrictions were placed by management on the scope of their examination or its implementation and that there was a free exchange of information.

3. Review Quarterly and Annual Results

(A) Prior to release, review the Company's press releases announcing quarterly and annual results of operations, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

(B) Prior to filing, review the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

(C) Review and discuss quarterly reports from the independent auditors on:

(i) All critical accounting policies and practices to be used.

(ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the independent auditor.

(iii) Other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

4. Review Internal Accounting Controls

(A) Review with the independent auditors and the Company's financial and internal audit management the adequacy and effectiveness of the Company's internal accounting controls and elicit any recommendations they may have for improvement. Consideration should be given to including this provision in the engagement letter for the independent auditor.

(B) Review, on a continuing basis, the Company's compliance with the Foreign Corrupt Practices Act of 1977.

(C) Review the adequacy and implementation of the internal audit function, including a review of the scope and results of its program.

5. Other Reviews and Activities

(A) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

(B) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

(C) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. Consideration should be given to including this provision in the engagement letter for the independent auditor.

(D) Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during the certification process for the Form 10-K and Form-10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal control.

6. Annual Reports. Regularly report to the Board of Directors with respect to its activities. Provide the Audit Committee report that is required by federal securities laws to be included in the Company's proxy statement for its annual shareholders' meeting.

7. Oversight of the Company's Relationship with the Independent Auditor.

(A) Review and evaluate the performance of the independent auditor as well as the lead partner of the independent auditor team.

(B) Obtain and review a report from the independent auditor at least annually regarding

(i) the independent auditor's internal quality-control procedures,

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

(iii) any steps taken to deal with any such issues, and

(iv) all relationships between the independent auditor and the Company. Evaluate the qualifications performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

(C) Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

(D) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

(E) Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency. It is expected that the independent auditor will advise the Audit Committee as to the existence of any such matters.

(F) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

8. Oversight of the Company's Internal Audit Function.

(A) Review the appointment and replacement of the senior internal auditing executive.

(B) Review the significant reports to management prepared by the internal auditing department and management's responses.

(C) Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

9. Compliance Oversight Responsibilities

(A) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

(B) Obtain reports from management and the Company's senior internal auditing executive that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. If such reports include discussion of non-conforming activities, management shall provide a plan to the Audit Committee indicating steps to address such situation. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

(C) Review the established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(D) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

(E) Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

10. Review Charter. Annual review the adequacy of the Committee Charter.

11. Limitation of Audit Committee's Role. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

GREAT AMERICAN FINANCIAL RESOURCES, INC.

Proxy for Annual Meeting

Registration Name and Address

The undersigned hereby appoints Christopher P. Miliano and Mark F. Muething, and each of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Great American Financial Resources, Inc. to be held on May 22, 2003 at 10:00 a.m., Eastern Time, and on such other matters as may properly come before the meeting and any adjournment of such meeting thereof.

To vote by telephone, stockholders should call 1-877-298-0570 or 579-6707 using any touch-tone telephone and have their proxy card ready. Stockholders will be asked to enter their proxy control number and personal identification number ("PIN"), and then to follow simple recorded instructions.

To vote by mail, stockholders should complete and sign this proxy form and return it to the proxy tabulator. If no instructions are specified on the proxy form, shares represented by the proxy will be voted for the eight nominees in Proposal No. 1 and in favor of Proposal No. 2.

The telephone voting facilities will close at 9:00 a.m. Eastern Time on the Meeting date.

The Board of Directors recommends a vote FOR the following Proposals:
1.	Election of Directors

/ / FOR AUTHORITY to elect the	/ / WITHHOLD AUTHORITY to
Nominees listed below (except	Vote for every nominee
Those whose names have been	Listed below
Crossed out)

Robert A. Adams	Ronald G. Joseph	John T. Lawrence III
Carl H. Lindner	S. Craig Lindner	William R. Martin
Charles R. Scheper	Ronald W. Tysoe

2.	Approval of the GAFRI 2002 Incentive Stock Option Plan

/ / FOR / / AGAINST	/ / ABSTAIN

DATE: ___________________, 2003
SIGNATURE: ____________________________________

SIGNATURE: ____________________________________
(if held jointly) Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In case of joint holders, all should sign.

This proxy when properly executed will be voted in the manner dictated herein by the above signed shareholder. If no direction is made, this proxy will be voted FOR the Proposals. If any further matters properly come before the meeting, such shares shall be voted on such matters in accordance with the best judgment of the proxy holders. This proxy form is designed to enable the shareholder to detach and mail the vote card without a return envelope. This is intended to reduce processing costs, to maintain confidentiality and to provide added shareholder convenience.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.